UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is providing updated guidance regarding selected financial trends.

The following table presents updated selected financial guidance for third quarter 2022. These projections are based on current booking trends and the Company's current outlook, and actual results could differ materially.

	3Q 2022 Estimation	Previous estimation
Operating revenue compared with 2019 (a)	Up 9% to 11%	Up 8% to 12%
Available seat miles (ASMs, or capacity) compared with 2019 (a)	~Flat	No change
Economic fuel costs per gallon[1] (b)	$3.25 to $3.35	No change
Fuel hedging premium expense per gallon	$0.02	No change
Fuel hedging cash settlement gains per gallon	$0.43	$0.46
CASM-X (c) compared with 2019[2] (a)	Up 12% to 15%	No change
Scheduled debt repayments (d)	~$1.8 billion	~$55 million
Interest expense	~$85 million	~$90 million
(a) The Company believes that comparison with 2019 is a more relevant measure of performance due to the significant impacts in 2020 and 2021 from the pandemic.
(b) Based on the Company's existing fuel derivative contracts and market prices as of September 8, 2022.
(c) Operating expenses per available seat mile, excluding fuel and oil expense, profitsharing, and special items.
(d) The Company has approximately $54 million in scheduled debt repayments in third quarter 2022. In addition, as of September 8, 2022, the Company has also redeemed the outstanding $1.2 billion principal amount of all of its outstanding 4.750% Notes due 2023; extinguished $148 million in principal of the Company's convertible notes for a cash payment of $193 million; and extinguished $329 million in principal of various other unsecured notes for a cash payment of $339 million, which brings year-to-date total debt principal repayments to $2.2 billion.

The Company experienced strong travel demand for the Labor Day holiday and continues to experience strong revenue trends in third quarter 2022. Leisure revenue trends remain elevated compared with 2019 levels and are currently exceeding the Company's expectations for third quarter 2022. The strength in advanced bookings offset softer close-in booking trends for business travel for the period from late July through August 2022, relative to expectations. Additionally, managed business revenue trends have improved, thus far, in September 2022, relative to August 2022, with an estimated 8 to 10 point sequential improvement, compared with their respective 2019 levels. July and August 2022 managed business revenues were down approximately 26 percent and 32 percent, respectively, both compared with their respective 2019 levels. The Company now expects third quarter 2022 managed business revenues to be down in the range of 26 percent to 28 percent, compared with third quarter 2019 levels, compared with its previous estimate to be down in the range of 17 percent to 21 percent. Although early in the booking curve, the Company continues to experience strong revenue trends in fourth quarter 2022.

The Company's 2022 cost and capacity plans remain stable and in line with previous estimations, and its flight schedule was recently extended through April 10, 2023. The Company continues to estimate full year 2022 capacity to decrease approximately four percent, compared with 2019 levels.

The Company has a multi-year fuel hedging program to provide insurance against spikes in jet fuel prices with significant fuel hedging protection in 2022. As of September 8, 2022, the fair market value of the Company's fuel derivative contracts settling in fourth quarter 2022 was an asset of approximately $163 million, which would bring the Company's full year 2022 fuel hedge benefit to approximately $945 million. In addition, the fair market value of fuel derivative contracts settling in 2023 and 2024 was an asset of approximately $381 million and approximately $104 million, respectively.

Barring significant unforeseen events and based on current trends, the Company continues to expect solid profits, excluding special items, in third quarter 2022, fourth quarter 2022, and for full year 20223.

As of September 8, 2022, the Company had cash and short-term investments of approximately $14.4 billion, well in excess of debt outstanding. The Company's adjusted debt4 to invested capital (leverage) is currently 48 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Projections do not reflect the potential impact of fuel and oil expense, special items, and profitsharing because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
3Projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for these projected results is not meaningful or available without unreasonable effort.
4Adjusted debt is calculated as short-term and long-term debt, including the net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company's financial expectations and projected results of operations, including factors and assumptions underlying the Company's expectations and projections; (ii) the Company’s plans and expectations with respect to capacity, including factors and assumptions underlying the Company’s plans and expectations; (iii) the Company's expectations with respect to its fuel costs, premium expenses, hedging gains, and the Company's related management of risks associated with changing jet fuel prices, including factors underlying the Company's expectations; (iv) the Company’s plans and expectations related to repayment of debt; and (v) the Company’s expectations regarding demand for travel, including managed business travel. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of any negative developments related to COVID-19, fears or actual outbreaks of other diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, fears of terrorism or war, socio-demographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company's fuel hedging strategies and positions, on the Company's business plans and results of operations; (iii) the Company's dependence on its workforce, including its ability to employ sufficient numbers of qualified Employees to effectively and efficiently maintain its operations; (iv) the impact of labor matters on the Company's business decisions, plans, and strategies; (v) the impact of governmental regulations and other governmental actions on the Company's business plans and operations; (vi) the Company's dependence on third parties, in particular with respect to its fuel supply, and the impact on the Company's operations and results of operations of any third party delays or non-performance; (vii) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; and (viii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

September 15, 2022	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)